Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our reports dated March 27, 2007, relating to the consolidated financial statements and financial statement schedule of Visant Holding Corp. and Visant Corporation appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

May 7, 2007

/s/ Deloitte & Touche LLP